Exhibit 99.1

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED FINANCIAL STATEMENTS

As of June 26, 2015 and September 26, 2014 and

for the quarterly and nine month periods ended

June 26, 2015 and June 27, 2014

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
	(in thousands)
Net sales	$470,954	$503,985	$1,312,927	$1,435,589
Cost of sales	294,855	323,488	838,448	912,177

Gross margin	176,099	180,497	474,479	523,412
Selling expenses	54,302	60,510	158,737	181,909
General and administrative expenses	47,690	37,883	117,482	116,329
Research, development, and engineering expenses	22,976	25,116	70,331	75,754
Restructuring charges (credits), net	(1,243)	3,761	1,630	26,452

Operating income	52,374	53,227	126,299	122,968
Interest income	105	215	498	567
Interest expense	(763)	(732)	(2,254)	(2,245)

Income before income taxes	51,716	52,710	124,543	121,290
Income tax benefit (expense)	3,957	(18,322)	(14,406)	(81,864)

Net income	$55,673	$34,388	$110,137	$39,426

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
	(in thousands)
Net income	$55,673	$34,388	$110,137	$39,426

Other comprehensive income (loss):
Currency translation	3,567	2,547	(44,329)	2,151
Adjustments to unrecognized pension benefit costs, net of income taxes	(115)	(2,460)	2,687	(2,376)

Other comprehensive income (loss)	3,452	87	(41,642)	(225)

Comprehensive income	$59,125	$34,475	$68,495	$39,201

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	June 26, 2015	September 26, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$12,966	$16,864
Accounts receivable, net of allowance for doubtful accounts of $23,456 and $19,301, respectively	351,773	382,046
Inventories	208,671	239,157
Prepaid expenses and other current assets	46,165	70,803
Deferred income taxes	45,303	45,303

Total current assets	664,878	754,173
Property, plant, and equipment, net	186,640	205,500
Goodwill	586,900	588,982
Intangible assets, net	212,284	241,217
Deferred income taxes	183,775	168,423
Other assets	6,039	6,478

Total Assets	$1,840,516	$1,964,773

Liabilities and Business Unit Equity
Current liabilities:
Current maturities of long-term debt	$89,293	$89,497
Accounts payable	142,189	160,313
Accrued and other current liabilities	122,604	179,450

Total current liabilities	354,086	429,260
Long-term pension liabilities	7,666	8,409
Deferred income taxes	30,114	30,114
Income taxes	13,285	14,553
Other liabilities	28,256	32,473

Total Liabilities	433,407	514,809

Commitments and contingencies (Note 7)
Business Unit Equity: Parent company investment	1,419,287	1,420,500
Accumulated other comprehensive income (loss)	(12,178)	29,464

Total Business Unit Equity	1,407,109	1,449,964

Total Liabilities and Business Unit Equity	$1,840,516	$1,964,773

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF BUSINESS UNIT EQUITY

(UNAUDITED)

	Parent Company Investment	Accumulated Other Comprehensive Income (Loss)	Total Business Unit Equity
		(in thousands)
Balance at September 26, 2014	$1,420,500	$29,464	$1,449,964
Net income	110,137	—	110,137
Other comprehensive loss	—	(41,642)	(41,642)

Total comprehensive income (loss)	110,137	(41,642)	68,495
Net decrease in Parent company investment	(111,350)	—	(111,350)

Balance at June 26, 2015	$1,419,287	$(12,178)	$1,407,109

Balance at September 27, 2013	$1,473,428	$52,752	$1,526,180
Net income	39,426	—	39,426
Other comprehensive loss	—	(225)	(225)

Total comprehensive income (loss)	39,426	(225)	39,201
Net decrease in Parent company investment	(98,409)	—	(98,409)

Balance at June 27, 2014	$1,414,445	$52,527	$1,466,972

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	June 26, 2015	June 27, 2014
	(in thousands)
Cash Flows From Operating Activities:
Net income	$110,137	$39,426
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	47,123	49,664
Non-cash restructuring charges (credits)	(230)	3,003
Deferred income taxes	(15,352)	58,150
Provision for losses on accounts receivable and inventories	11,348	15,084
Share-based compensation expense	5,421	5,348
Other	1,561	—
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	6,262	(28,170)
Inventories	11,245	(1,500)
Prepaid expenses and other current assets	23,323	2,541
Accounts payable	(15,854)	(12,576)
Accrued and other current liabilities	(51,011)	2,522
Other	(4,926)	162

Net cash provided by operating activities	129,047	133,654

Cash Flows From Investing Activities:
Capital expenditures	(23,370)	(31,015)
Other	(360)	1,561

Net cash used in investing activities	(23,730)	(29,454)

Cash Flows From Financing Activities:
Repayment of long-term debt	(177)	(164)
Net financing activities with Parent and Parent’s subsidiaries(1)	(107,598)	(107,470)

Net cash used in financing activities	(107,775)	(107,634)

Effect of currency translation on cash	(1,440)	(368)
Net decrease in cash and cash equivalents	(3,898)	(3,802)
Cash and cash equivalents at beginning of period	16,864	22,473

Cash and cash equivalents at end of period	$12,966	$18,671

(1)	Net financing activities with Parent and Parent’s subsidiaries include cash flows related to intercompany cash management and funding transactions, and other intercompany activity.

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited Condensed Combined Financial Statements of the Broadband Network Solutions business (“BNS” or the “Company,” which may be referred to as “we, “us,” or “our”) of TE Connectivity Ltd. (“TE Connectivity” or “Parent”) have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In management’s opinion, the unaudited Condensed Combined Financial Statements contain all normal recurring adjustments necessary for a fair presentation of interim results. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire fiscal year or any subsequent interim period.

The assets and liabilities in the Condensed Combined Financial Statements have been reflected on a historical cost basis, as included in the historical Condensed Consolidated Balance Sheets of Parent. The Condensed Combined Statements of Operations include allocations for a) certain support functions that are provided on a centralized basis by Parent and historically recorded at the business unit level, as well as b) corporate costs not historically allocated by Parent to the business unit level. These expenses include departmental charges related to executive office, finance, tax, treasury, human resources, information technology, and legal, among others. These expenses have been allocated to BNS on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of operating income, headcount or other measures of BNS or Parent. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include the actual expenses that would have been incurred by BNS and may not reflect the combined results of operations, financial position, and cash flows had it been a stand-alone business during the periods presented. Actual costs that would have been incurred had BNS been a stand-alone business would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The year-end balance sheet data was derived from audited financial statements, but does not include all of the information and disclosures required by GAAP. These financial statements should be read in conjunction with our audited Combined Financial Statements for the fiscal year ended September 26, 2014.

Unless otherwise indicated, references in the Condensed Combined Financial Statements to fiscal 2015 and fiscal 2014 are to our fiscal years ending September 25, 2015 and September 26, 2014, respectively.

On January 27, 2015, Parent entered into a definitive agreement to sell BNS for $3.0 billion in cash, subject to a final working capital adjustment. The transaction is expected to close during calendar 2015 pending customary closing conditions and regulatory approvals.

2. Restructuring Charges (Credits), Net

Restructuring charges (credits), net consist primarily of employee severance charges.

Activity in our restructuring reserves during the first nine months of fiscal 2015 is summarized as follows:

	Balance at September 26, 2014	Charges	Changes in Estimate	Cash Payments	Non-Cash Items and Other(1)	Balance at June 26, 2015
	(in thousands)
Fiscal 2014 Actions	$11,101	$—	$(509)	$(4,572)	$(605)	$5,415
Pre-Fiscal 2014 Actions	44,930	4,046	(1,907)	(27,210)	(3,966)	15,893

Total activity	$56,031	$4,046	$(2,416)	$(31,782)	$(4,571)	$21,308

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Fiscal 2014 Actions

During fiscal 2014, we initiated a restructuring program associated with headcount reductions and manufacturing site closures. In connection with this program, during the nine months ended June 26, 2015 and June 27, 2014, we recorded net restructuring credits of $509 thousand and charges of $21,576 thousand, respectively, primarily related to manufacturing site closures. We expect to complete all restructuring programs commenced in fiscal 2014 by the end of fiscal 2015. We do not expect to incur any additional charges related to restructuring actions commenced in fiscal 2014.

Pre-Fiscal 2014 Actions

In connection with the restructuring actions initiated prior to fiscal 2014, during the nine months ended June 26, 2015 and June 27, 2014, we recorded net restructuring charges of $2,139 thousand and $4,876 thousand, respectively. We expect to incur additional charges of approximately $364 thousand related to pre-fiscal 2014 actions.

Total Restructuring Reserves

Restructuring reserves included on the combined balance sheets were as follows:

	June 26, 2015	September 26, 2014
	(in thousands)
Accrued and other current liabilities	$10,039	$43,182
Other liabilities	11,269	12,849

Restructuring reserves	$21,308	$56,031

3. Inventories

Inventories consisted of the following:

	June 26, 2015	September 26, 2014
	(in thousands)
Raw materials	$36,403	$46,267
Work in progress	56,750	61,484
Finished goods	115,518	131,406

Inventories	$208,671	$239,157

4. Goodwill

The changes in the carrying amount of goodwill were as follows:

(in thousands)
September 26, 2014(1)	$588,982
Currency translation	(2,082)

June 26, 2015(1)	$586,900

(1)	For both periods, there were no accumulated impairment losses related to the BNS reporting units.

5. Intangible Assets, Net

Intangible assets consisted of the following:

	June 26, 2015			September 26, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
Intellectual property	$231,011	$(117,138)	$113,873	$229,623	$(105,466)	$124,157
Customer relationships	168,681	(70,306)	98,375	169,577	(58,836)	110,741
Other	1,809	(1,773)	36	8,927	(2,608)	6,319

Total	$401,501	$(189,217)	$212,284	$408,127	$(166,910)	$241,217

Intangible asset amortization expense was $9,252 thousand and $7,790 thousand for the third quarters of fiscal 2015 and 2014, respectively and $24,784 thousand and $23,095 thousand for the first nine months of fiscal 2015 and 2014, respectively

The aggregate amortization expense on intangible assets is expected to be as follows:

(in thousands)
Remainder of Fiscal 2015	$7,708
Fiscal 2016	30,703
Fiscal 2017	30,652
Fiscal 2018	30,652
Fiscal 2019	30,652
Fiscal 2020	29,667
Thereafter	52,250

Total	$212,284

6. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following:

	June 26, 2015	September 26, 2014
	(in thousands)
Accrued payroll and employee benefits	$54,506	$69,076
Restructuring reserves	10,039	43,182
Value-added and other duties and taxes payable	23,639	24,125
Income taxes payable	5,180	6,542
Deferred income taxes	3,627	3,627
Other	25,613	32,898

Accrued and other current liabilities	$122,604	$179,450

7. Commitments and Contingencies

Legal Proceedings

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we do not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material effect on our results of operations, financial position, or cash flows.

8. Retirement Plans

Defined Benefit Pension Plans

The net periodic pension benefit cost for pension plans that were fully dedicated to the BNS business was as follows:

	For the Quarters Ended		For the Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
	(in thousands)
Service cost	$1,117	$1,081	$3,352	$3,144
Interest cost	500	756	1,502	2,048
Expected return on plan assets	(1,067)	(1,202)	(3,201)	(3,507)
Amortization of net actuarial loss	122	154	366	457
Other	60	193	180	194

Net periodic pension benefit cost	$732	$982	$2,199	$2,336

During the nine months ended June 26, 2015, we contributed $989 thousand to fully dedicated pension plans.

Shared Pension Plans

Certain BNS employees participate in various defined benefit pension plans sponsored by Parent (the “Shared Plans”). Pension expense, calculated as actuarially determined service and interest cost, for BNS employees that participate in these shared plans was $709 thousand and $845 thousand in the third quarters of fiscal 2015 and 2014, respectively, and $2,058 thousand and $2,525 thousand in the first nine months of fiscal 2015 and 2014, respectively. The Condensed Combined Balance Sheets do not include any liabilities associated with the Shared Plans.

9. Income Taxes

We recorded an income tax benefit of $3,957 thousand and an income tax provision of $18,322 thousand for the quarters ended June 26, 2015 and June 27, 2014, respectively. The tax benefit for the quarter ended June 26, 2015 reflects an income tax benefit related to a decrease in the valuation allowance for U.S. tax loss carryforwards and income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The tax provision for the quarter ended June 27, 2014 reflects an income tax charge related to the increase in the valuation allowance for U.S. tax loss carryforwards partially offset by income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

We recorded income tax provisions of $14,406 thousand and $81,864 thousand for the nine months ended June 26, 2015 and June 27, 2014, respectively. The tax provision for the nine months ended June 26, 2015 reflects an income tax benefit related to a decrease in the valuation allowance for U.S. tax loss carryforwards and income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The tax provision for the nine months ended June 27, 2014 reflects an income tax charge related to the increase in the valuation allowance for U.S. tax loss carryforwards partially offset by income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

We record accrued interest as well as penalties related to uncertain tax positions as part of the provision for income taxes. As of June 26, 2015 and September 26, 2014, we had recorded $3,893 thousand and $5,150 thousand, respectively, of accrued interest and penalties related to uncertain tax positions, all of which was recorded in income taxes on the Condensed Combined Balance Sheet. During the nine months ended June 26, 2015, we recognized a $560 thousand income tax benefit related to interest and penalties on the Condensed Combined Statement of Operations.

BNS’s U.S. operations were included in various income tax returns which were filed on a unitary, consolidated, or stand-alone basis in multiple U.S. jurisdictions, which generally have statutes of limitations ranging from 3 to 4 years.

BNS’s non-U.S. operations were included in various income tax returns of non-U.S. subsidiaries which file income tax returns in the countries in which they have operations. Generally, these countries have statutes of limitations ranging from 3 to 10 years.

Although it is difficult to predict the timing or results of our worldwide examinations, we estimate that up to approximately $1,600 thousand of unrecognized income tax benefits, excluding the impact relating to accrued interest and penalties, could be resolved within the next twelve months.

We are not aware of any other matters that would result in significant changes to the amount of unrecognized income tax benefits reflected on the Condensed Combined Balance Sheet as of June 26, 2015.

10. Share Plans

Total share-based compensation expense, which was included in general and administrative expenses on the Condensed Combined Statements of Operations, was $1,763 thousand and $1,642 thousand during the third quarters of fiscal 2015 and 2014, respectively, and $5,421 thousand and $5,348 thousand during the first nine months of fiscal 2015 and 2014, respectively.

11. Related Party Transactions, Parent’s Net Investment, and Significant Transactions

Related-Party Transactions

All significant intercompany transactions and accounts within BNS’s combined businesses have been eliminated. All intercompany transactions between BNS and Parent and/or Parent’s other subsidiaries have been included in these Condensed Combined Financial Statements as changes in Parent company investment. As the books and records of BNS were not kept on a separate-company basis, the determination of the average net balance due to or from Parent was not practicable.

Corporate Allocations and Parent Company Investment

Historically, Parent has provided services to, and funded certain expenses for BNS that have been included as a direct component of BNS’s historical accounting records, such as information technology, global operations, legal, and finance (the “direct allocations”). In addition, the Condensed Combined Financial Statements include general corporate expenses of Parent which were not historically allocated to BNS for certain support functions that are provided on a centralized basis within Parent and not recorded at the business unit level (“general corporate expenses”). The general corporate expenses often related to the same or similar functions as the direct allocations, but were not recorded at the business unit level for Parent financial reporting purposes. The general corporate expenses, however, incrementally included amounts related to, for example, corporate employee stock compensation, as well as other corporate costs not specifically benefiting any of Parent’s business units. For purposes of these stand-alone financial statements, the general corporate expenses have been allocated to BNS. The direct allocations and general corporate expenses are included in the Condensed Combined Statements of Operations as components of cost of sales; selling expenses; research, development, and engineering expenses; and general and administrative expenses, respectively, and accordingly as a component of business unit equity. These expenses have been allocated to BNS on a pro rata basis of operating income. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect BNS’s combined results of operations, financial position, and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if BNS had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The corporate allocations made during the third quarters of fiscal 2015 and 2014 of $44,461 thousand and $33,726 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to BNS of $16,107 thousand and $9,976 thousand, respectively, and the direct allocations historically recorded on BNS’s accounting records primarily consisting of approximately $28,354 thousand and $23,750 thousand, respectively.

The corporate allocations made during the first nine months of fiscal 2015 and 2014 of $121,405 thousand and $97,460 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to BNS of $36,322 thousand and $26,472 thousand, respectively, and the direct allocations historically recorded on BNS’s accounting records primarily consisting of approximately $85,083 thousand and $70,988 thousand, respectively.

All significant intercompany transactions between BNS and Parent are considered to be effectively settled for cash at the time the separation of BNS from Parent is recorded. As discussed above, the total net effect of the settlement of these intercompany transactions is reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Parent company investment.

12. Subsequent Events

BNS has evaluated subsequent events through July 31, 2015, the date the Condensed Combined Financial Statements were issued.

On July 15, 2015, BNS fully repaid its 3.50% convertible subordinated notes due in July 2015 for a payment of $90,701 thousand, which included principal of $89,141 thousand and accrued interest of $1,560 thousand. Parent provided the funds for repayment via an increase in Parent company investment.